Exhibit 99.1

ASW Steel Inc. Financial Statements For the years ended December 31, 2015 and 2014 (denominated in US dollars)

Independent Auditor’s Report

To the Board of Directors

ASW Steel Inc.

Welland, Ontario

We have audited the accompanying financial statements of ASW Steel Inc., which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of operations, stockholders’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ASW Steel Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matters

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company incurred a net loss of $6,344,486 for the year ended December 31, 2015, had an accumulated deficit of $42,104,318 at December 31, 2015 and the Company expects to incur further losses in the development of its business. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Canada, LLP

Chartered Professional Accountants, Licensed Public Accountants

Mississauga, Ontario

January 17, 2017

ASW Steel Inc.

Balance Sheets

(denominated in US dollars)

December 31	2015	2014
Assets
Current
Accounts receivable (Note 3)	$7,124,437	$13,049,366
Inventories (Note 4)	8,280,963	11,622,662
Prepaid expenses	304,617	360,878

	15,710,017	25,032,906
Restricted cash (Note 2)	519,678	1,785,892
Capital assets (Note 5)	34,628,740	35,393,389

	$50,858,435	$62,212,187

Liabilities and Stockholders’ Equity
Current
Bank indebtedness (Note 9)	$7,530,364	$10,195,603
Accounts payable and accrued liabilities	6,718,294	8,583,093
Current portion of term facility (Note 9)	1,507,401	1,269,787

	15,756,059	20,048,483
Long-term debt (Note 6)	12,210,598	12,071,996
Long-term portion of term facility (Note 9)	769,766	1,927,220
Promissory note with related parties (Note 7)	14,958,434	14,656,424

	43,694,857	48,704,123

Stockholders’ equity
Common shares (Unlimited common shares authorized); (156,222 shares issued and outstanding at December 31, 2015 and 2014) (Note 8)	49,267,896	49,267,896
Deficit	(42,104,318)	(35,759,832)

	7,163,578	13,508,064

	$50,858,435	$62,212,187

The accompanying notes are an integral part of these financial statements.

ASW Steel Inc.

Statements of Operations

(denominated in US dollars)

For the years ended December 31	2015	2014
Revenue	$51,130,458	$77,680,419
Cost of sales	52,680,983	76,108,090

Gross profit (loss)	(1,550,525)	1,572,329

Expenses
Foreign exchange loss (gain)	1,397,588	(2,010,918)
Interest on long-term debt	1,137,797	828,841
Administration expenses	3,496,724	6,408,999
Change in fair value of warrants liability	—	(1,805,582)
Loss from fire (Note 11)	605,879	1,453,072
Insurance recovery (Note 11)	(1,844,027)	(1,180,072)

	4,793,961	3,694,340

Net loss for the year	$(6,344,486)	$(2,122,011)

The accompanying notes are an integral part of these financial statements.

ASW Steel Inc.

Statements of Stockholders’ Equity

(denominated in US dollars)

For the years ended December 31, 2015 and 2014
			Stockholders’
	Common shares	Deficit	Equity
Balance, December 31, 2013	49,267,896	$(33,637,821)	$15,630,075
Net loss for the year	—	(2,122,011)	(2,122,011)

Balance, December 31, 2014	49,267,896	(35,759,832)	13,508,064
Net loss for the year	—	(6,344,486)	(6,344,486)

Balance, December 31, 2015	49,267,896	$(42,104,318)	$7,163,578

The accompanying notes are an integral part of these financial statements.

ASW Steel Inc.

Statements of Cash Flows

(denominated in US dollars)

For the years ended December 31	2015	2014
Cash provided by (used in)
Operating activities
Net loss for the year	$(6,344,486)	$(2,122,011)
Adjustments required to reconcile net loss with cash provided by (used in) operating activities
Amortization	3,052,378	1,571,447
Unrealized foreign exchange loss	(329,373)	(2,306,984)
Financing fees amortization	—	621,659
Accrued interest on long-term debt	95,147	144,974
Accrued interest on promissory note with related parties	234,226	299,570
Change in fair value of warrants liability	—	(1,805,582)
Changes in non-cash working capital balances
Accounts receivable	5,924,929	(3,699,574)
Inventories	3,341,699	(1,480,194)
Prepaid expenses	56,261	(144,690)
Accounts payables and accrued liabilities	(1,864,799)	2,334,102

	4,165,982	(6,587,283)

Investing activities
Purchase of capital assets	(2,287,729)	(2,421,982)
Restricted cash	1,266,214	(1,346,611)

	(1,021,515)	(3,768,593)

Financing activities
Increase (decrease) in bank indebtedness	(2,665,239)	4,764,835
Proceeds from long-term debt	138,602	488,112
Proceeds from term facility	460,260	3,514,454
Repayment of term facility	(1,380,100)	(317,447)
Promissory note with related parties	302,010	1,905,922

	(3,144,467)	10,355,876

Cash, beginning and end of year	$—	$—

The accompanying notes are an integral part of these financial statements.

ASW Steel Inc.

Notes to Financial Statements

(denominated in US dollars)

December 31, 2015 and 2014

1.	Significant Accounting Policies

Description of the Business and Basis of Presentation

ASW Steel Inc. (“Company”) was incorporated under the laws of Ontario on July 28, 2010. The Company is engaged in the operation of producing and selling carbon, stainless, and highly specialized steel products globally.

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are presented in US dollars.

An evaluation of subsequent events through January 17, 2017, the date these financial statements were available to be issued, was completed to determine whether any circumstances warranted recognition and disclosure of events or transactions in the financial statements as at December 31, 2015. Subsequent events have been appropriately disclosed in these financial statements.

Use of Estimates

The preparation of the financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Estimates and judgments are based on historical experience, current conditions and various other assumptions believed to be reasonable under the circumstances. Due to changes in facts and circumstances and the inherent uncertainty involved in making estimates, actual results may differ from current estimates. Estimates and judgments are reviewed periodically and, as adjustments become necessary, are reported in earnings in the period in which they become known. Estimates include allowance for doubtful accounts, obsolescence of inventory, useful lives of capital assets, and accrued liabilities.

Going Concern

The Company’s financial statements have been prepared on the basis of continuity of operations, realization of assets and the satisfaction of liabilities in the ordinary course of business. The Company has incurred a net loss of $6,344,486 for the fiscal year ended December 31, 2015 and, as of December 31, 2015, the Company has an accumulated deficit of $42,104,318. The Company has not achieved profitable operations. Until the Company generates a level of revenue to support its cost structure, the Company expects to continue to incur substantial operating losses and net cash outflows. There is no assurance that profitable operations will ever be achieved, and, if achieved, will be sustained on a continuing basis. Management does not believe the Company has sufficient resources to meet its operating and capital needs for the ensuing fiscal year, and will be required to seek additional sources of funding.

The Company intends to fund ongoing activities by securing additional debt financings. There can be no assurance that the Company will be successful in securing additional debt financing or that such debt financing, if available, will be on terms that are acceptable to the Company. If the Company is unable to raise sufficient additional financing, the Company may be compelled to reduce the scope of its operations and planned capital expenditure or sell certain assets. This material uncertainty gives rise to substantial doubt about the Company’s ability to continue as a going concern.

ASW Steel Inc.

Notes to Financial Statements

(denominated in US dollars)

December 31, 2015 and 2014

1.	Significant Accounting Policies (continued)

Revenue Recognition

Revenue is recognized when goods are shipped, the sales price is fixed and determinable, collectibility is reasonably assured and the title and risk of ownership have passed to the customer.

Accounts Receivable

Accounts receivable are stated at their net realizable value. Management records allowance for doubtful accounts based on their best estimate of losses on the accounts receivable balances. This estimate is based on a variety of factors including accounts receivable aging, historical experience and other currently available information.

Inventories

Inventories are comprised of raw materials, work in process and finished goods which are recorded at the lower of cost and market value, with cost being determined on a first-in, first-out basis. Cost includes direct material, labour and manufacturing overhead.

Capital Assets

Capital assets are recorded at cost less accumulated amortization. Amortization is provided at the following rates:

Buildings	- 20 years straight line
Machinery and equipment	- 3 to 20 years straight line
Computer equipment	- 2 to 5 years straight line
Moulds	- over 300 heats

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset and eventual disposition. If the carrying amount of an asset exceeds its estimated future cash flows and eventual disposition, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for temporary differences between the tax and accounting basis of assets and liabilities, as well as for the benefit of losses available to be carried forward to future years for tax purposes that are more likely than not (greater than a 50 per cent chance) to be realized. The deferred income tax assets and liabilities are measured using enacted income tax rates and laws that will be in effect when the temporary differences are expected to be recovered or settled. Current income tax expense or recovery is recognized for the estimated income taxes payable or receivable in the current year.

ASW Steel Inc.

Notes to Financial Statements

(denominated in US dollars)

December 31, 2015 and 2014

1.	Significant Accounting Policies (continued)

Foreign Currency Translation

The functional currency of the Company is the U.S. dollar (“USD”). The Company’s reporting currency is also the U.S. dollar.

Transactions in foreign currencies are remeasured into the functional currency at the exchange rate in effect at the date of the transaction. Any monetary assets and liabilities arising from these transactions are translated into the functional currency at exchange rates in effect at the balance sheet date or on settlement. Resulting gains and losses are recorded in other foreign exchange loss (gain) within the statements of operations.

Financial Instruments

The Company’s financial instruments consist primarily of accounts receivable, restricted cash accounts payable and accrued liabilities, bank indebtedness, term facility, long term debt and promissory notes with related parties. The carrying values of the accounts receivable, accounts payable and accrued liabilities, and bank indebtedness approximate their fair values due to the immediate or short-term nature of those instruments.

ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The Company has a Level 2 long term liabilities recorded on the balance sheet at its carrying value. These liabilities include long term debt, promissory notes with related parties and credit facilities. The fair value of these liabilities is estimated using quoted market prices when available. When quoted market prices are not available, the fair value is determined by discounting the future cash flows of the debt instrument at market interest rate plus a market credit risk premium equal to that of issuers of similar credit quality. See notes 6, 7 and 9 for the estimated fair value of these liabilities.

ASW Steel Inc.

Notes to Financial Statements

(denominated in US dollars)

December 31, 2015 and 2014

1.	Significant Accounting Policies (continued)

Financial Instruments (continued)

The Company had a Level 3 derivative liabilities related to the warrants issued with exercise price denominated in currency other than the Company’s functional currency, which is required to be recorded at fair value on a recurring basis in accordance with US GAAP as at December 31, 2014. Unobservable inputs used in the valuation of these liabilities includes volatility of the underlying share price of a comparable peer group and the expected term. See Note 8 for the inputs used in the Black Scholes model at December 31, 2014 and the rollforward of the warrant liability. This financial instrument expired on December 21, 2014.

Financing Fees

Financing fees are amortized over three years which is the term of the line of credit.

Recent Accounting Pronouncements

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. The amendments in this update revise the accounting related to the classification and measurement of investments in equity securities and the presentation of certain fair value changes for financial liabilities measured at fair value. The amendments are effective for annual reporting periods after December 15, 2017. Early adoption is permitted. The Company is currently evaluating the potential impact of the adoption of this standard.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. The amendments in this update requires that deferred tax assets and liabilities be classified and presented as non-current on the balance sheet. The amendments are effective for annual reporting periods after December 15, 2017. Early adoption is permitted. The adoption of this standard will not have a material impact on the Company’s financial statements.

In September 2015, the FASB issued ASU 2015-16, Business Combinations, Simplifying the Accounting for Measurement-Period Adjustments. The amendments in this update require that an acquirer recognize adjustments to provisional amount that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. The amendments in this update also require an entity to present separately on the face of the income statement or disclose in the notes the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. The amendments are effective for annual reporting periods beginning after December 15, 2016. Early adoption is permitted. The Company is currently evaluating the potential impact of the adoption of this standard.

In July 2015, the FASB issued ASU 2015-11, Simplifying the Measurement of Inventory. The amendments in this update require that inventory be measured at the lower of cost and net realizable value. The amendments are effective for annual reporting periods beginning after December 15, 2016, and should be applied prospectively with early adoption permitted. The Company is currently evaluating the potential impact of the adoption of this standard.

ASW Steel Inc.

Notes to Financial Statements

(denominated in US dollars)

December 31, 2015 and 2014

1.	Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In April 2015, the FASB issued ASU 2015-03, Interest- Imputation of Interest (Subtopic 835-30). This update is to simplify the presentation of debt issuance costs by recognizing a debt liability in the balance sheet as a direct deduction from that debt liability consistent with the presentation of a debt discount. The amendments in this update are effective for financial statements issued for fiscal years beginning after December 15, 2015. The adoption of this standard will not have a material impact on the Company’s financial position or results of operations.

In January 2015, the FASB issued ASU 2015-01, Income Statement - Extraordinary and Unusual Items. This update eliminates the concept of extraordinary items which requires that an entity separately classify, present, and disclose extraordinary events and transactions. The amendments in this update are effective for fiscal years beginning after December 15, 2015. As permitted, the Company early adopted the amendment in this update and was applied retrospectively.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable) and to provide related footnote disclosures. The ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The ASU is effective for annual periods ending after December 15, 2016. Early adoption is permitted. The adoption of this standard will not have a material impact on the Company’s financial position or results of operations.

In May 2014, the FASB issued ASU No. 2014-09 and the amendments in this update create ASC Topic 606, Revenue from Contracts with Customers, and supersede the revenue recognition requirements in ASC Topic 605, Revenue Recognition, including most industry-specific revenue recognition guidance throughout the codification. This standard completes a joint effort by FASB and the International Accounting Standards Board to improve financial reporting by creating common revenue recognition guidance for US GAAP and International Financial Reporting Standards that clarifies the principles for recognizing revenue and that can be applied consistently across various transactions, industries and capital markets. This standard was originally effective for annual and interim periods beginning after December 15, 2016 and is to be applied on a full retrospective or modified retrospective basis. ASU No. 2015-14 was issued in August 2015 and the amendments in this update defer the effective date of ASU No. 2014-09 by one year to annual reporting period beginning after December 15, 2017. Early adoption is permitted as of the original effective date. The Company is currently evaluating the potential impact of the adoption of this standard.

ASW Steel Inc.

Notes to Financial Statements

(denominated in US dollars)

December 31, 2015 and 2014

2.	Restricted Cash

Restricted cash is comprised of a temporary investment in a GIC, that is held as security for IESO payments and for a TD Visa account held by management. ASW is required to hold this investment in the event payments are required by IESO or TD Visa.

3.	Accounts Receivable

	2015	2014
Trade receivables	$6,673,284	$12,179,578
Other receivables	144,000	298,379
HST receivable	307,153	571,409

	$7,124,437	$13,049,366

There is no allowance for doubtful accounts recorded during the year (2014 - $Nil).

4.	Inventories

	2015	2014
Raw materials	$4,307,198	$4,777,646
Finished goods	2,170,072	3,951,066
Work in process	1,803,693	2,893,950

	$8,280,963	$11,622,662

ASW Steel Inc.

Notes to Financial Statements

(denominated in US dollars)

December 31, 2015 and 2014

5.	Capital Assets

			2015

	Cost	Accumulated Amortization	Net Book Value
Land	$48,500	$—	$48,500
Buildings	1,394,557	211,242	1,183,315
Machinery and equipment	40,345,716	9,476,054	30,869,662
Computer equipment	522,233	309,751	212,482
Moulds	2,744,321	429,540	2,314,781

	$45,055,327	$10,426,587	$34,628,740

			2014

	Cost	Accumulated Amortization	Net Book Value
Land	$48,500	$—	$48,500
Buildings	1,288,636	79,698	1,208,938
Machinery and equipment	38,692,145	7,099,907	31,592,238
Computer equipment	435,850	60,856	374,994
Moulds	2,302,467	133,748	2,168,719

	$42,767,598	$7,374,209	$35,393,389

6.	Long-term Debt

	2015	2014
Ameriforge Group Inc. secured term loan, repayable on the maturity date of September 24, 2017, interest at 1.1% payable on January 1st, secured by a general security agreement	$12,210,598	$12,071,996

Ameriforge Group Inc. has two options to purchase all of the shares of ASW Steel Inc The first option period was from September 24, 2012 to March 24, 2013 and was for consideration of $45,000,000 plus capital expenditures. Ameriforge Group Inc. did not exercise this option. The second option period is from December 24, 2014 to September 24, 2017 for consideration of $45,000,000 plus an adjustment based on the value of EBITDA, debt and net working capital prior to the option period. During these option periods, CK Pearl Fund, LP, CK Pearl Fund, Ltd. and White Oak Strategic Master Fund, L.P. are not allowed to exercise their warrants based on the warrant agreement dated December 31, 2011 (Note 8). Management analyzed this option arrangement under ASC 480 and determined that it did not meet the criteria for bifurcation which would require separate accounting. The debt and the option arrangement are measured as a combined instrument at amortized cost. The fair value of the Company’s long term debt as of December 31, 2015 and 2014, which is Level 2 of the fair value hierarchy and recorded on the balance sheets at its carrying value, is $10,460,527 (2014 - $9,574,853).

Interest paid during the year was $129,977 (2014 - $146,382).

ASW Steel Inc.

Notes to Financial Statements

(denominated in US dollars)

December 31, 2015 and 2014

7.	Promissory Note with Related Parties

The amounts due to shareholders are as follows:

	2015	2014
White Oak Strategic Master Fund, L.P.	$10,635,910	$10,422,513
CK Pearl Fund, Ltd.	3,890,260	3,810,508
CK Pearl Fund, LP	432,264	423,403

	$14,958,434	$14,656,424

The promissory notes payable to White Oak Strategic Master Fund, L.P., CK Pearl Fund, Ltd., and CK Pearl Fund, LP are secured by general security agreements, bear interest at a rate of 2.25% and are due in full September 24, 2017. The interest rate is based on a rate agreed upon by all parties in this arrangement and the fair value of promissory notes payable is not determinable as of December 31, 2015.

Interest paid during the year was $319,968 (2014 - $354,207).

On January 2, 2015, Medley Opportunity Fund, LP changed its legal name to CK Pearl Fund, LP.

8.	Share Capital and Warrants

Authorized:

Unlimited number of common shares

Issued:	2015	2014
156,222 Common shares	$49,267,896	$49,267,896

On December 31, 2011, the Company has issued 15,337 warrants with an exercise price of $326 CAD to White Oak Global Advisors, LLC and 15,337 warrants with an exercise price of $326 CAD jointly to CK Pearl Fund, LP and CK Pearl Fund, Ltd. The exercise prices of these warrants are denominated in Canadian dollars whereas the functional currency of the Company is the US dollar; as such, the settlement of the warrants fails the fixed for fixed criteria of ASC 815 and they are required to be recorded as a liability at their fair value on inception. The warrant liability is required to be re-measured at its fair value on each reporting date with the changes in fair value recorded in the Company’s statement of operations. These warrants expired on December 31, 2014.

	2015	2014
Fair value of warrants, beginning of year	$—	$1,805,582
Issuance	—	—
Change in fair value of warrants during the period	—	(753,034)
Expiry	—	(1,052,548)

Fair value of warrants, end of period	$—	$—

ASW Steel Inc.

Notes to Financial Statements

(denominated in US dollars)

December 31, 2015 and 2014

8.	Share Capital and Warrants (continued)

The fair value of warrants is estimated using the Black Scholes option pricing model with the following assumptions:

	2015	2014
Stock price	—	315
Exercise price	—	281
Expected life	—	0 years
Expected volatility	0%	33%
Risk-free interest rate	0%	0%
Dividend rate	0%	0%

The continuity of warrants for the year ended December 31, 2015 and 2014 are as follows:

	2015	2014
Balance, beginning of year	$—	$30,674
Issuance	—	—
Expiry	—	(30,674)

Balance, end of year	$—	$—

9.	Credit Facility

On September 18, 2014 the Company entered into a new agreement for an operating credit facility to a maximum of $20,000,000 which is due on demand or upon the termination date of the agreement, June 18, 2017. The credit facility bears interest at the LIBOR rate plus 4% payable monthly. At December 31, 2015, the Company had withdrawn $7,530,364 (2014 - $10,195,603) on the credit facility and therefore has undrawn credit capacity of $12,469,636 (2014 - $9,804,397).

The Company has a fixed rate term facility available to a maximum of $5,000,000 which can be drawn upon in tranches. Each tranche will be repayable in equal monthly principal payments with interest paid monthly at the LIBOR rate plus 7.25%.

	2015	2014
Fixed rate term loan, due June 2017, interest at 8.25%, repayable in monthly payments of $98,328 (2014 - $96,516)	$2,277,167	$3,197,007
Less: current portion	1,507,401	1,269,787

	$769,766	$1,927,220

The credit facility is secured by a general security agreement on all assets. Interest paid during the year was $687,852 (2014 - $775,856).

During the year, the Company fell into default on the financial covenants relating to the credit facility. The covenant violation was waived at December 31, 2015.

ASW Steel Inc.

Notes to Financial Statements

(denominated in US dollars)

December 31, 2015 and 2014

10.	Income Taxes

A reconciliation of the income tax provision computed at statutory rates to the reported income tax provision for the years ended December 31, 2015 and 2014 is as follows:

	2015	2014
Statutory tax rate	26.50%	26.50%
Loss before income taxes	$(6,344,486)	$(2,122,011)

	(1,681,289)	(562,333)
Increase (decrease) in income tax recovery resulting from:
Non-deductible expenses and other permanent differences	642,243	328,484
Increase in valuation of allowance	1,039,046	712,328
Warrants liability	—	(478,479)

	$—	$—

	2015	2014
Deferred tax assets in relation to:
Capital assets	$1,994,951	$1,304,078
Financing costs	105,649	186,098
Unrealized foreign exchange	839,339	107,211
Operating losses carried forward	6,854,765	7,053,955
SR&ED pool	536,483	640,799
Valuation allowance	(10,331,187)	(9,292,141)

	$—	$—

ASW Steel Inc.

Notes to Financial Statements

(denominated in US dollars)

December 31, 2015 and 2014

10.	Income Taxes (continued)

The Company has losses available for income tax purposes totaling $33,966,000. This amount can be used to reduce taxable income of future years. These losses have not been recognized in the financial statements and expire as follows:

2031	$2,517,150
2032	3,247,150
2033	7,535,000
2034	12,973,750
2035	3,802,500
2036	3,890,450

$33,966,000

The Company has investment tax credits of approximately $756,000 federally and $180,000 provincially which expire between December 31, 2031 and December 31, 2032. These amounts can be carried forward to reduce income taxes payable in future years. The Company has scientific research and experimental development expenditure pool of approximately $2,016,000. This amount can be carried forward to reduce taxable income of future years. The full benefit of these tax credits and expenditure pool has not been reflected in the financial statements as they were not considered more likely than not to be realized.

11.	Loss From Fire

During 2014, there was a fire at the Company’s facility which resulted in damages and expenses totalling $605,879 (2014 - $1,453,072). Insurance proceeds of $1,844,027 (2014 - $1,180,072 were received or receivable) were received during the year.

12.	Financial Instrument Risk

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to this risk through its credit facilities which has a variable interest rate, which involves risks of default on repayment and price changes due to, without limitation, such factors as interest rates and general economic conditions.

ASW Steel Inc.

Notes to Financial Statements

(denominated in US dollars)

December 31, 2015 and 2014

12.	Financial Instrument Risk (continued)

Credit risk

Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge an obligation. The Company is exposed to credit risk resulting from the possibility that a counterparty to a financial instrument defaults on their financial obligations; if there is a concentration of transactions carried out with the same counterparty; or of financial obligations which have similar economic characteristics such that they could be similarly affected by changes in economic conditions. The Company’s financial instruments that are exposed to concentrations of credit risk relate primarily to the accounts receivable. There were three customers (2014 - five customers) making up 73% (2014 - 83%) of the total accounts receivable. An impairment analysis is performed at each reporting date on an individual basis for these customers.

Currency risk

Included in the balance sheet are the following Canadian currency amounts which are subject for foreign exchange risk:

	2015	2014
Accounts receivable	$2,317,355	$2,760,645
Accounts payable and accrued liabilities	(4,083,880)	(4,955,311)

Liquidity risk

Liquidity risk is the risk that the Company encounters difficulty in meeting its obligations associated with financial liabilities. Liquidity risk includes the risk that, as a result of operational liquidity requirements, the Company will not have sufficient funds to settle a transaction on the due date; will be forced to sell financial assets at a value, which is less than what they are worth; or may be unable to settle or recover a financial asset. Liquidity risk arises from bank indebtedness, accounts payable and accrued liabilities, term facility, long-term debt and promissory notes with related parties.

13.	Comparative Figures

Certain comparative figures have been reclassified to conform with the method of presentation adopted for the current year.

14.	Subsequent Events

On November 1, 2016, all of the outstanding equity of the Company was acquired by Ampco UES Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Ampco-Pittsburgh Corporation, a Pennsylvania corporation (“Ampco”). The Company was sold for $13,115,650, consisting of $3,500,000 in cash and $9,615,650 in assumption of outstanding indebtedness. Sales to a wholly owned subsidiary of Ampco approximated $6,700,000 and $2,400,000 for 2015 and 2014, respectively.